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                                                                    EXHIBIT 23-B
                                                                    ------------



               CONSENT OF KPMG PEAT MARWICK, INDEPENDENT AUDITORS



The Board of Directors
General Electric Company:
The Board of Directors
Martin Marietta Corporation:

     We consent to the incorporation by reference in this Registration Statement relating to the Sandia Corporation Savings and Income Plan and the Sandia Corporation Savings and Security Plan on Form S-8 of Martin Marietta Corporation of our report, dated February 3, 1993, on the consolidated financial statements of GE Aerospace Businesses as of December 31, 1992 and 1991 and each of the years for the two-year period ended December 31, 1992, which report is incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of Martin Marietta Corporation which is incorporated herein by reference.



                                             KPMG PEAT MARWICK

Philadelphia, Pennsylvania
February 23, 1994